                                                                       EXHIBIT 1
                                 AMENDMENT NO. 1


                                  PUT AGREEMENT


        AMENDMENT NO. 1 (this "Amendment") to the Put Agreement dated as of September 21, 1999 (the "Put Agreement") is made between and among WALT ANDERSON, WARREN FELDMAN, SOLOMON FELDMAN, REVISION LLC, a Delaware limited liability company ("Revision"), TOTAL-TEL USA COMMUNICATIONS, INC., a New Jersey corporation (the "Company"), and FOUNDATION FOR INDEPENDENT NONGOVERNMENTAL DEVELOPMENT OF SPACE, a Delaware non-profit corporation ("FINDS"). Capitalized terms used herein without definition shall have the meanings specified in the Put Agreement.

                              W I T N E S S E T H:

                WHEREAS, Walt Anderson, Warren Feldman, Solomon Feldman, Revision and the Company entered into the Put Agreement on September 21, 1999; and

                WHEREAS, the parties hereto desire to make the amendments to the Put Agreement set forth herein in order to (i) provide for up to four exercises of the Put Option, (ii) allow Revision to transfer its obligation to purchase up to 400,000 shares of the Company's Common Stock to FINDS, and (iii) add FINDS as a party to the Put Agreement.

                NOW, THEREFORE, in consideration of the above mentioned premises, the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                1. MULTIPLE EXERCISES. Sections 2.1 and 2.2 of the Put Agreement are hereby amended by deleting them in their entirety and restating them in their entirety to read as follows:

                        2.1 Grant of Put Option. Each of the Put Holders shall have the right (but not the obligation) to sell to Revision, and Revision shall be obligated to purchase from each such Put Holder, up to an aggregate of 1,103,817 shares of Common Stock (the "Securities") at a purchase price of $16 per share.

                        2.2 Manner of Exercise. To exercise the put option set forth in Section 2.1 (the "Put Option"), Warren Feldman, acting for himself and as agent for Solomon Feldman and, if so designated, one or more of their Designees, shall deliver written notice thereof (each, an "Exercise Notice") to Revision at any time, and from time to time, during the Exercise Period. Each such Exercise Notice shall (a) list each Put Holder who will sell shares of Common Stock, (b) specify the number of shares to be sold by each such Put Holder, (c) provide the account information (name of bank, address of bank, ABA number and bank account number) to which the purchase price payment for such Put Holder should be wired, (d) state the aggregate purchase price for the Securities subject to the Exercise Notice and provide a breakdown of the amounts to be received by each Put Holder, and (e) specify a suggested date and time for the Closing. The Put Option may be exercised at any time during the Exercise Period on up to four (4) separate occasions; provided, however, that the minimum number of shares of Common Stock to be sold to Revision in any single exercise of the Put Option (by one or more Put Holders) shall, in the aggregate, be not less than 100,000 shares. The Put Option shall automatically expire (to the extent then unexercised) without any further action of the parties, and no party shall have any further rights or obligations under this Agreement except as provided in Section 6.3, upon the earlier of
                        (i) the date all of the Securities owned by Warren Feldman, Solomon Feldman and their Designees are acquired by Revision, or (ii) the date of expiration of the Exercise Period.

                2. CLOSING OF THE PURCHASES.

                        (a) Section 3.1 of the Put Agreement is hereby amended by deleting it in its entirety and restating it in its entirety to read as follows:

                        3.1 Closing of the Purchase. The closing of any purchase of Securities pursuant to exercise of the Put Option (each, a "Closing") shall be held at the offices of Swidler Berlin Shereff Friedman, LLP, 3000 K Street, N.W., Washington, D.C., on the thirtieth business day after delivery of an Exercise Notice, or on such later date as each of the conditions to Closing set forth in
                        Section 3.2 shall have been satisfied or waived by the party entitled to the benefit thereof; provided, however, that if an Exercise Notice is sent at any time in the period beginning on December 11, 1999 and ending on January 6, 2000, the Closing for the purchase and sale transaction specified in such Exercise Notice shall take place on January 14, 2000.

                3. TRANSFER OF REVISION'S OBLIGATION TO PURCHASE COMMON STOCK.

                        (a) The second sentence of Section 6.5 of the Put Agreement is hereby amended by deleting it in its entirety and restating it in its entirety to read as follows:

                        No party shall assign its rights or delegate its obligations hereunder without the prior written consent of the other parties, and any attempt to so assign or delegate this Agreement in whole or in part without such consent shall be void and of no effect; provided, however, that (i) Revision shall be entitled to delegate or otherwise transfer to FINDS its obligation to purchase up to an aggregate of 400,000 shares of the Company's Common Stock, and (ii) the foregoing notwithstanding, in the event FINDS fails to perform any act or obligation delegated or otherwise transferred to it hereunder, Revision shall remain obligated to perform any such act or obligation (including without limitation the obligation to purchase Securities set forth in
                        Section 2.1) as if no delegation or transfer had been made.

                        (b) In Section 3.3, each use of the word "Revision" shall be amended to read "Revision and/or FINDS, as applicable".

                        (c) In Section 3.4(a) the first use of the word "Revision" shall be amended to read "Revision or FINDS, as the case may be" and in Section 3.4(a)(ii), the phrase "Walt Anderson and Revision" shall be amended to read "Walt Anderson, Revision and FINDS" and each use of the phrase "Walt Anderson and/or Revision" shall be amended to read "Walt Anderson, Revision and/or FINDS".

                        (d) Section 4.2 of the Put Agreement is hereby amended by adding a new clause (c) which shall read in its entirety as follows:

                        (c) FINDS represents and warrants, as of the date hereof and again on the date of the Closing, that (i) it has full authority to execute and deliver this Agreement, (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against FINDS in accordance with its terms, and (iii) subject to the provisions of Section 3.2(a), the execution, delivery, and performance by FINDS of this Agreement will not violate any order, writ, injunction, decree, statute, rule, or regulation applicable to FINDS.

                4. CONFORMING AMENDMENTS.

                        (a) In Section 1.1(e) the phrase "and set forth in the Exercise Notice" shall be amended to read "and set forth in an Exercise Notice".

                        (b) In the first sentence of Section 3.2, the phrase "following the delivery of the Exercise Notice" shall be amended to read "following the delivery of an Exercise Notice".

                        (c) In the first sentence of Section 3.3, the phrase "At the Closing" shall be amended to read "At a Closing".

                        (d) In the first sentence of Section 3.4(a), the phrase "If, at the time of the Closing, Revision" shall be amended to read "If, at the time of a Closing, Revision".

                        (e) In the first sentence of Section 4.1(a), the phrase "on the date of such Closing" shall be amended to read "on the date of each Closing".

                        (f) In the first sentence of Section 4.1(b), the phrase "on the date of the Closing" shall be amended to read "on the date of the first Closing".

                        (g) In the first sentence of Section 4.1(c), the phrase "on the date of the Closing" shall be amended to read "on the date of the first Closing".

                        (h) In the first sentence of Section 4.2(a), the phrase "on the date of the Closing" shall be amended to read "on the date of each Closing".

                        (i) In the first sentence of Section 4.2(b), the phrase "on the date of the Closing" shall be amended to read "on the date of each Closing".

                        (j) In Section 5.2(c), the phrase "Walt Anderson shall cause Revision" shall be amended to read "Walt Anderson shall cause Revision and FINDS".

                5. COUNTERPARTS. The first sentence of Section 6.6 of the Put Agreement is hereby amended by deleting it in its entirety and restating it in its entirety to read as follows:

                        This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument and facsimile signatures shall be acceptable in lieu of originals.

                6. NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, there are no other Amendments to the Put Agreement and the Put Agreement remains in full force and effect as amended as of the date hereof.

                7. GENERAL MATTERS. The provisions of Article VI of the Put Agreement are incorporated, mutatis mutandis, into this Amendment by reference.

                            [Signature page follows]

                IN WITNESS WHEREOF, this Amendment No. 1 to the Put Agreement has been executed and delivered by the parties hereto on this 11th day of December, 1999.


                                  REVISION LLC



                                  By:  /s/ Walt Anderson
                                       ---------------------------------
                                       Name:  Walt Anderson
                                       Title: Manager



                                  FOUNDATION FOR INDEPENDENT
                                  NONGOVERNMENTAL DEVELOPMENT OF
                                  SPACE



                                  By: /s/ Walt Anderson
                                      ---------------------------------
                                          Name:  Walt Anderson
                                          Title: President


                                      /s/ Walt Anderson
                                      ---------------------------------
                                          Walt Anderson


                                      /s/ Warren Feldman
                                      ---------------------------------
                                          Warren Feldman


                                      /s/ Solomon Feldman
                                      ---------------------------------
                                          Solomon Feldman


                                  TOTAL-TEL USA COMMUNICATIONS, INC.


                                  By: /s/ Thomas P. Gunning
                                      ---------------------------------
                                          Name:  Thomas P. Gunning
                                          Title: Vice President and Sec./Treas.